UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2019 (April 26, 2019)

SCI Engineered Materials, Inc.

(Exact Name of Registrant as specified in its charter)

Ohio	0-31641	31-1210318
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification Number)

2839 Charter Street

Columbus, Ohio 43228

(614) 486-0261

(Address, including zip code, and telephone number

including area code of Registrant's

principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SCI Engineered Materials, Inc. (“SCI”) (SCIA: OTCQB), a global supplier and manufacturer of advanced materials for physical vapor deposition thin film applications which works closely with end users and OEMs to develop innovative, customized solutions, today announced its Board of Directors has elected Laura Shunk as Chairperson of the Board of Directors of SCI Engineered Materials, Inc., effective April 26, 2019.

Ms. Shunk will succeed Daniel Rooney, who announced his retirement plans in May 2018. Ms. Shunk joined our Company as director in 2014. Ms. Shunk graduated from Mount Holyoke College in 1980 with an A.B. degree in Chemistry and German, and from Case Western Reserve University in 1983 with a J.D. She began the practice of law at the Cleveland firm of Pearne, Gordon, Sessions, and Granger, where she worked on the prosecution of US patent applications originating in foreign jurisdictions and in the United States. She wrote several key patents for a young Cross Medical Company. These patents later became the subject of extensive litigation, and resulted in millions of dollars in settlements with Johnson & Johnson, and later with AlphaTech Spine, and which were a key asset in the purchase of Interpore/Cross for $280 million by Biomet. Presently, Ms. Shunk is a shareholder of Hudak, Shunk & Farine, Co. L.P.A. where she is employed. At this firm, she has expanded her areas of representation to include sophisticated material science research, and was awarded appointments to represent the University of Akron, Kent State University, Case Western Reserve University, and NASA, as well as Akron and Northeast Ohio polymer manufacturers and molders.

At the same time, Ms. Shunk stepped down as Chairperson of the Stock Option and Compensation Committee and Edward Ungar was elected to the same position. Dr. Ungar has been a Director of our Company since 1990. Dr. Ungar founded and led Taratec Corporation, a technology business-consulting firm in Columbus, Ohio for close to 30 years. He is currently performing private business consulting. Prior to forming Taratec Corporation in 1986, Dr. Ungar was an executive with Battelle Memorial Institute. Dr. Ungar earned Ph.D. and M.S. degrees in Mechanical Engineering from The Ohio State University and a B.M.E. in Mechanical Engineering from The City College of New York, and completed the Executive Development Program at the Kellogg School, Northwestern University. Throughout his career, Dr. Ungar has been involved in technology commercialization related to the principal business areas of our Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: April 30, 2019	By:	/s/ Gerald S. Blaskie
Gerald S. Blaskie
Vice President and Chief Financial Officer